UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Omeros Corporation
(Exact name of registrant as specified in its charter)

Washington	91-1663741
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-148572
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     Omeros Corporation (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on January 9, 2008, as amended (File Number 333-148572), and including any subsequent amendments thereto, including the Registrant’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is hereby deemed to be incorporated by reference in response to this item.

Item 2.	Exhibits.
     In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2009	OMEROS CORPORATION
	By:	/s/ Gregory A. Demopulos, M.D.
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, Chief Medical Officer and Chairman of the Board of Directors